UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

CIRCUIT CITY STORES, INC.
(Name of Registrant as Specified in Its Charter)

WATTLES CAPITAL MANAGEMENT, LLC HKW TRUST MARK J. WATTLES JAMES A. MARCUM ELLIOTT WAHLE DON R. KORNSTEIN ANTHONY BERGAMO ALEXANDER M. BOND
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Wattles Capital Management, LLC (“WCM”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of a slate of director nominees at the 2008 annual meeting of shareholders (the “Annual Meeting”) of Circuit City Stores, Inc., a Virginia corporation (“Circuit City”).  WCM has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On February 26, 2008, The Wall Street Journal published the following news story:

Wattles Nominates Slate of 5 To Circuit City Board

By GARY MCWILLIAMS
February 26, 2008; Page A14

Investor Mark J. Wattles disclosed plans to nominate his own slate of five directors at Circuit City Stores Inc., criticizing managers at the Richmond, Va., consumer-electronics retailer for failing to deliver a turnaround.

Circuit City shares have lost 76% of their value in the last year as losses surged after changes to store staffing and operations. The company had earlier forecast a "modest loss" for the fiscal fourth quarter ending Friday after reporting a $207 million third-quarter loss. It hasn't yet released results for the final period or full year.

Mr. Wattles, principal of Wattles Capital Management LLC and the founder of video-rental chain Hollywood Entertainment, holds a 6.5% stake in Circuit City, which has about $12 billion in annual sales. Yesterday was the last day to nominate directors for the June 24 stockholders' meeting.

In a telephone interview, Mr. Wattles said he nominated the slate after being rebuffed in recent attempts to meet with Circuit City executives, whom he criticized for worsening the company's financial picture. He said executives have "lost the faith" of employees and investors, and he expects an election of his slate would help lead to a new management team.

A spokesman for Circuit City released a statement saying directors "will consider these nominations in due course," but declined further comment.

The filing with the Securities and Exchange Commission was disclosed after the end of regular trading. Circuit City shares rose 19 cents to $4.87 in 4 p.m. composite trading on the New York Stock Exchange, then lost one cent in after-hours trading.

Mr. Wattles also described himself as "in complete disagreement" with Circuit City Chief Executive Philip J. Schoonover's appraisal of the retailer's woes. He blasted Mr. Schoonover for what he said was a history of blaming past management and bad retail locations for the company's problems. "The solution is not in changing real estate. The solution is changing the way they operate in existing real estate," said Mr. Wattles.

Mr. Wattles described his nominees as intended to improve shareholder results, and denied interest in running Circuit City or combining his firm's 32-store Ultimate Electronics chain with the retailer.

"The current CEO has been the president or CEO for three years now," said Mr. Wattles, noting that the company's annual pretax earnings, once as high as $400 million, are now estimated at a loss of $100 million to $200 million for the fiscal year.

His Colorado-based investment company acquired the Ultimate Electronics retail chain nearly three years ago, and began acquiring its Circuit City stake, which now totals about 11 million shares, in December. Mr. Wattles' slate includes two executives who worked with him at Hollywood Entertainment: James A. Marcum, former chief financial officer of the chain, and Alexander M. Bond, a former senior vice president of finance and new-business development.

The remaining Wattles Capital Management nominees are Elliott Wahle, chief executive of Rustique Home Furnishings and a former Toys "R" Us executive in Canada; Don R. Kornstein, former interim chairman of Bally Total Fitness and an investment consultant; and Anthony Bergamo, former director of restaurant chain Lone Star Steakhouse & Saloon Inc.

Write to Gary McWilliams at gary.mcwilliams@wsj.com

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Wattles Capital Management, LLC (“WCM”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2008 annual meeting of shareholders of Circuit City Stores, Inc., a Virginia corporation (the “Company”).

WCM STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be WCM, HKW Trust, Mark J. Wattles, James A. Marcum, Elliott Wahle, Don R. Kornstein, Anthony Bergamo and Alexander M. Bond (collectively, the “Participants”).  As of February 25, 2008, WCM beneficially owned 11,000,000 shares of common stock of the Company (the “Shares”), consisting of 1,000,000 Shares owned by HKW Trust.  The 11,000,000 Shares beneficially owned by WCM constitutes  approximately  6.5% of the Shares outstanding.  Because Mr. Wattles owns all of the membership interests of WCM and serves as sole trustee of HKW Trust, he may be deemed to beneficially own the 11,000,000 Shares beneficially owned by WCM and HKW Trust.  Mr. Bond directly owns 10,000 Shares.  Currently, Messrs. Marcum, Wahle, Kornstein and Bergamo do not directly own any Shares of the Company. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Marcum, Wahle, Kornstein, Bergamo and Bond is deemed to beneficially own the 11,000,000 Shares owned by WCM, constituting approximately 6.5% of the Shares outstanding.

Contact:
Wattles Capital Management, LLC
Mark J. Wattles:  (303) 801-4003
Alex Bond: (503) 348-0933